Exhibit 10.13
LOAN AGREEMENT
This Loan Agreement dated April 21, 2009 (the “Effective Date”) by and between Horne International, Inc. (the “Borrower”), a Delaware corporation, with offices located at 3975 University Drive, Suite 100, Fairfax, VA 22030 and John Krobath (the “Lender”), with an address of 25979 Krebs Lane, South Riding, Virginia 20152.

WHEREAS, the Borrower desires that the Lender make a loan in the amount of Forty Five Thousand Dollars ($45,000.00) to the Borrower; and

WHEREAS, the Lender is willing to make such a loan, subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.	Amount and Terms of Loan.
1.1	The Loan. The “Loan” hereunder shall mean the loan by the Lender to the Borrower in the principal amount of Forty Five Thousand Dollars ($45,000.00).

1.2	The Note. The Loan shall be evidenced by a promissory note which note shall be executed by the Borrower as of the Effective Date. Every term contained in the Note shall be deemed incorporated into this Agreement. To the extent any provision of the Note shall be deemed to be inconsistent with the provisions of this Agreement however, the provisions of this Agreement shall control.

1.3	Security. As a condition to the Loan, the loan proceeds shall be secured by a lien against the settlement proceeds to be paid by the United States as settlement in full of Appeal of Spectrum Sciences Services, Inc. ASBCA No. 56421 (“Pledged Security”).

1.4	Interest. The outstanding principal balance of the Loan and any other obligations arising under this Agreement shall bear interest at the rate of 8.5% per annum. Interest on the Loan shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

1.5	Loan Fee. Borrower shall pay to Lender, immediately upon receipt of the settlement funds referenced in paragraph 1.3 above, a “Loan Fee” in the amount of One Thousand Dollars ($1,000.00). Payment of the Loan Fee shall not reduce but shall be in addition to the principal and interest which shall be due and payable to the Lender by the Borrower.

1.6	Repayment of Principal. Except as otherwise provided in this Agreement, repayment of principal shall be due and payable as follows:
1.6.1	Immediately upon receipt of the settlement funds from the United States in settlement in full of Appeal of Spectrum Sciences Services,

Inc. ASBCA No. 56421 or on July 31, 2009, whichever shall occur first.

1.6.2	The Borrower may prepay any part or all of the Loan, including interest, without penalty or premium at any time.
1.7	Acceleration. Notwithstanding anything set forth in this Section 1, immediately upon the occurrence of any Event of Default and during any continuance thereof, the Lender may declare the Loan, all interest thereon and all other amounts and obligations payable to be forthwith due and payable to the Lender or may take any other action as provided herein.

1.8	Payment Procedures. All payments made by Borrower under this Agreement shall be made to the Lender by at .
2.	Representations and Warranties of Borrower. The Borrower represents and warrants to Lender as follows:
2.1	Authority. The Borrower has the requisite legal capacity to own its assets, to borrow money, to execute, deliver and perform each of the Loan Documents to which it is a party and all other documents, certificates and instruments delivered in connection therewith, and to effect and carry out the transactions contemplated herein and therein. Each Loan Document has been duly authorized and, when executed and delivered, will be a valid and legally binding instrument enforceable against Borrower in accordance with its terms. The execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby will not violate (i) any law, order, rule or regulation or determination of an arbitrator, court, or other governmental agency, applicable upon the Borrower or any of the Borrower’s property or as to which the Borrower or any of the Borrower’s property is subject, or (ii) any provision of any agreement, instrument, or undertaking to which the Borrower is a party or by which the Borrower or any of the Borrower’s property is bound and will not result in the creation or imposition of any lien upon any of the property of the Borrower other than those in favor of the Lender pursuant to the Loan Documents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required in connection with the execution and delivery of the Loan Documents and the performance of any obligations contemplated thereby.

2.2	Pledged Security Ownership. The Borrower is the owner of, or has contractual or other rights to the pledged security subject to no pledge, lien, mortgage, security interest, charge, option, or other encumbrance whatsoever, except those which have been previously disclosed to the Lender by and through a lien or interest property recorded in the state in which the pledged security is located. The pledge and grant of the Pledged Security by the Borrower pursuant to this Agreement creates a valid and perfected security interest in the Pledged Security in favor of the Lender. The Borrower is not subject to any contractual obligation restricting or limiting the ability of the Borrower to pledge the Pledged Security pursuant to the Pledge Agreement.

2.3	Litigation. There are no actions, suits, proceedings or governmental investigations or inquiries pending, or to the best knowledge of the Borrower, threatened against the Borrower or the Lender that could, if adversely determined, have a material adverse effect on the performance of any obligation contemplated in or arising under the Loan Documents.

2.4	No Defaults.
2.4.1	The Borrower is not a party to any contractual obligation the compliance with which would have a material adverse effort or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a lien other than a lien granted pursuant to a Loan Document created in accordance with this Agreement on the property or assets of the Borrower.

2.4.2	The Borrower is not in default under or with respect to any contractual obligation owed by the Borrower and, to the knowledge of the Borrower no other party is in default under or with respect to any contractual obligation owed to the Borrower, other than those defaults which in the aggregate shall have no material adverse effect on the Borrower, the Pledged Security or other property and assets of the Borrower, or the Lender.
3.	Covenants of the Borrower.
3.1	The Borrower covenants and agrees that until full and complete performance by the Borrower of all obligations arising under the Loan and the Loan Documents, the Borrower shall:

a.	Cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by the Loan Documents;

b.	As soon as possible and in any event within two (2) business days after acquiring knowledge thereof notify the Lender in writing of the occurrence of any Default or Event of Default on this or any other obligation of the Borrower;

c.	Cause to be promptly delivered to the Lender copies of all written notices, and notice of any oral notices, received by the Borrower with respect to the Pledged Security;

d.	Promptly provide the Lender with such other information respecting condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

3.2	The Borrower covenants and agrees that until full and complete performance by the Borrower of all obligations arising under the Loan and the Loan Documents have been satisfied by the Borrower, the Borrower shall not:

a.	Sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the Pledged Security, nor create, incur, or permit to exist any pledge, lien, mortgage, security interest, charge, option, or any other encumbrances with respect to any of the Pledged Security or interest therein, or any proceeds thereof, except for the liens and security interests which have been properly recorded either as a result of this Agreement and Loan

Documents or which has been previously properly recorded as of the Effective Date;

b.	Sell or transfer shares of Borrower which may adversely affect the ability of the Lender to sell or dispose of the Pledged Security in accordance with the terms of this Agreement and the Loan Documents.

3.3	Compliance with the Law. The Borrower shall comply in all material respects with all requirements of law, contractual obligations, commitments, instruments, licenses, permits and franchises.

3.4	Payment of Taxes. The Borrower shall pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies.

3.5	Indebtedness. The Borrower shall not create or suffer to exist any indebtedness except:

a.	The Loan;

b.	Current liabilities in respect of taxes, assessments and governmental charges or levies incurred; and

c.	Indebtedness existing on the Effective Date; and

d.	Indebtedness not exceeding Five Hundred Thousand Dollars ($500,000.00) in the aggregate.
7.	Events of Default.
7.1	Each of the following shall constitute an “Event of Default”:

a.	The Borrower shall fail to make any payment of principal or interest on the Loan or other amounts due under the Loan Documents on the date which such payment is due;

b.	The Borrower shall fail to perform any term, covenant or agreement contains herein or the Borrower shall fail to perform any other term, covenant or agreement contained herein or in any Loan Document and such failure shall continue for fifteen (15) days after notice to the Borrower by the Lender;

c.	Any representation or warranty of the Borrower in any Loan Document shall prove to have been false in any material respect upon the date when made;

d.	The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) be generally unable to pay the Borrower’s debts as such debts become due; (iii) make a general assignment for the benefit of Borrower’s creditors; (iv) commence a voluntary case under the United States Bankruptcy code; (v) file a petition seeking to take advantage of any other law of any jurisdiction relating to bankruptcy, insolvency or composition or readjustment of debts; (vi) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court seeking the liquidation of the Borrowers assets, or the composition or readjustment of the Borrowers debts, the appointment of a trustee, receiver, custodian, liquidator or the like, or any similar relief in respect of the Borrowers under any law of any jurisdiction;

e.	Any provision of the Pledge Agreement shall for any reason cease to be valid and binding on the Borrower or the Borrower shall so state in writing; or the

Pledge Agreement shall for any reason cease to create a valid lien on the Pledged Security purported to be covered thereby.

7.2	Remedies Upon Default. Immediately upon the occurrence of any Event of Default and during the continuance thereof, the Lender may declare the Loan, all interest hereon and all other amounts and obligations payable under any Loan Document to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower.
8.	Miscellaneous.
8.1	Expenses. Whether or not an advances are made pursuant to the Loan, the Lender agrees to pay all costs and expenses in connection with the preparation, delivery, administration and enforcement of the Loan and the perfection and continuation of the security interest in the Pledged Security.

8.2	Governing Law. This Agreement and all other Loan Documents are contracts under the laws of the Commonwealth of Virginia and shall for all purposes be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its principals of conflicts of laws. The Borrower and the Lender hereby submit to the jurisdiction of the Circuit Court for Fairfax County, Virginia for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

8.3	Waivers. No course of dealing between any of the Borrower and the Lender, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of the Lender hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise or the exercise of any other right, power or privilege.

8.4	Severability. The provisions of this Agreement are severable. If any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

8.5	Notices. All notices and other communications made or required to be given pursuant to the Loan Documents shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with confirmation of receipt), or delivered by overnight courier service, or mailed by registered or certified mail, postage prepaid to the parties at the address stated above in this Agreement.

8.6	Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the successors and assignes of the parties hereto; provided, however, that the Borrower may not assign any rights or obligations hereunder without the written consent of the Lender.

8.7	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one document.

8.8	Termination. This Agreement shall terminate upon irrevocable payment in cash in full of all obligations secured hereby, at which time the Lender will deliver or release all of the Pledged Security being held hereunder to the Borrower.

8.9	Prior Agreements. This Agreement supersedes all prior Loan Agreements and other agreements, written or oral, pertaining to the subject matter herein.
IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and delivered as of the day and year first written above.

BORROWER:	LENDER:

Signature	Signature

Printed Name and Title	Printed Name

Date	Date